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                                                                   EXHIBIT 10.14



                  AMENDMENT TO THE GLENDALE SUPERFUND SITE PRP
                             ORGANIZATION AGREEMENT


         This AMENDMENT TO THE GLENDALE SUPERFUND SITE PRP ORGANIZATION AGREEMENT ("Amendment") is made as of this 11th day of January, 1996 by and among the parties to the Glendale Superfund Site PRP Organization Agreement dated as of October __, 1993 (the "Organization Agreement"), with reference to the following facts:

         WHEREAS, the Organization Agreement currently provides that shared information received from any Member (as defined below) or its counsel, or technical consultant retained for the Group pursuant to the Organization Agreement shall only be used in connection with allocating Shared Costs, asserting any common claims or defenses in connection with the Site and conducting such other activities that are necessary and proper to carry out the purposes of the Organization Agreement.

         WHEREAS, the current parties to the Organization Agreement (individually, a "Member" and collectively, the "Members") now desire to amend the Organization Agreement to provide that any Member may disclose shared information to (1) its insurance company for the sole purpose of obtaining insurance coverage for fees, costs and expenses incurred by such Member and related to the Site, provided that such Member's insurance company agrees to keep such shared information strictly confidential, and (2) indemnitors and/or contributors for the sole purpose of obtaining indemnity and/or contribution for fees, costs and expenses incurred by such Member and related to the Site, provided that such indemnitor and/or contributor agrees to keep such shared information strictly confidential.

     WHEREAS, the Members also desire to amend the Organization Agreement to provide that any Member may disclose to its outside independent auditors (1) its own allocable share of fees, costs and expenses that have been assessed, and (2) estimates of the allocable share of fees, costs and expenses that may be assessed, to such Member by the Group for the purpose of preparing, reviewing and auditing financial statements for such Member.

     WHEREAS, any term not otherwise defined herein shall have the same meaning ascribed to such term in the Organization Agreement.

     NOW THEREFORE, in consideration of the foregoing, the Members agree as follows:

         1. Use and Disclosure of Shared Information. Section 12.41 (a) of the Organization Agreement is hereby deleted in its entirety, and the following paragraph is inserted in lieu thereof:





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                 "(a) Each Member agrees that all shared information received from any other Member or its counsel, or technical consultant retained for the Group pursuant to this Agreement, shall be held in strict confidence by the receiving Member and by all persons to whom such confidential information is revealed by the receiving Member, pursuant to this Agreement, and that such information shall be used only in connection with allocating Shared Costs, asserting any common claims or defenses in connection with the Site, and conducting such other activities that are necessary and proper to carry out the purposes of this Agreement; provided, further that a Member may also voluntarily disclose shared information (i) to its insurance company or companies for the sole purpose of obtaining insurance coverage from such insurance company for fees, costs and expenses incurred by such Member and related to the Site (including, without limitation, all fees, costs and expenses arising from, or related to, such Member's participation in the Group and the Interim Remedial Action) or
                 (ii) to any indemnitor or indemnitors, or any contributor or contributors, of such Member for the sole purpose of obtaining indemnity and/or contribution for fees, costs and expenses incurred by such Member and related to the Site (including, without limitation, all fees, costs and expenses arising from, or related to, such Member's participation in the Group and the Interim Remedial Action) if and only if such Member's insurance company or indemnitor or contributor, as the case may be, agrees in writing (A) to keep such shared information strictly confidential, except as is required by law, by an order of a court of competent jurisdiction or by subpoena, in which event such insurance company or indemnitor or contributor shall notify such Member and the Group of the circumstances requiring disclosure and shall refrain from such disclosure for the maximum period of time allowed by law so that such Member, the Member that generated the information to be disclosed or the Group may obtain a protective order or take other action to protect the confidentiality of the shared information, (B) that such disclosure does not waive any attorney-client privilege, attorney work product protections or any other privilege associated with such information and
                 (C) that the Group shall be entitled to injunctive and other equitable relief in the event of a threatened or actual breach of the foregoing confidentiality provisions. Additionally, any Member may voluntarily disclose to its outside independent auditors (1) its own allocable share of fees, costs and expenses that have been and (2) estimates of, and reasons for, the allocable share of fees, costs and expenses that may be assessed, to such Member by the Group for the purpose of preparing, reviewing and auditing financial statements for such Member, provided that no other shared information may be disclosed to the auditor of any Member without the prior written consent of the Group and the Member that generated the information to be disclosed. A Member's disclosure of shared information shall not be considered voluntary if such disclosure is required by a court order or subpoena; provided, that in the event that a




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                 Member is required to disclose shared information pursuant to a court order or subpoena, such Member shall comply with all provisions of Section 12 of the Organization Agreement, including, without limitation, all provisions of Section 12.3(b)."

         2. Except as otherwise expressly amended herein, the Organization Agreement shall continue in full force and effect in accordance with the terms in effect immediately prior to the execution of this Amendment.

     IN WITNESS WHEREOF, pursuant to Section 20 of the Organization Agreement, the Chairman and Secretary of the Group hereby certify and attest that the foregoing Amendment has been approved by a vote of at least two-thirds of the Voting Power of the Members present in person or by proxy at a Group meeting called for the purpose of considering such amendment, and pursuant to such vote, the Group has agreed that this Amendment is effective and binding on all Members as of January 11, 1996.



                                       /s/ RICHARD J. McNEIL
                                       -----------------------------------
                                       Richard McNeil, Chairman


                                       /s/ TERESA C. OLMSTED
                                       -----------------------------------
                                       Teresa Olmsted, Secretary




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